AGREEMENT AND PLAN

                                  OF

                                MERGER

                                among

                            NET LNNX, INC.

                             NET SUB, INC.

                                 and

                        PrintOnTheNet.Com, Inc.


                    Dated as of February ___, 1999

                     AGREEMENT AND PLAN OF MERGER

           Agreement and Plan of Merger, dated as of February ___, 1999, among NET LNNX, INC., a Pennsylvania corporation ("Net Lnnx"), NET SUB, INC., a Florida corporation and a wholly-owned subsidiary of Net Lnnx ("NET SUB"), and PrintOnTheNet.Com, Inc., a Delaware corporation ("POTN") (collectively, the "Corporations") and, for the limited purposes of Sections
    6.6(d) and 12 only, Benjamin Rogatinsky and Samuel Rogatinsky (collectively, the "Shareholders").

                      PRELIMINARY STATEMENTS

          Pursuant to the provisions and subject to the conditions hereof and the Plan of Merger attached hereto as Composite Exhibit "A" (the "Plan of Merger"), Net Sub will be merged with and into POTN (the "Merger"), whereby it is contemplated that each outstanding share of POTN common stock, par value $1000 per share ("POTN Common Stock") will be converted into 16,500 shares of Net Lnnx common stock ("Net Lnnx Common Stock") and 1,000 shares of Net Lnnx Preferred Stock, each one of which is convertible into 7.207 shares of Common Stock of Net Lnnx, subject to certain conditions; and each outstanding share of Net Sub common stock, no par value ("Net Sub Common Stock") (the "Exchange Ratio"), will be converted into one share of POTN Common Stock. The parties hereto desire to enter into this Agreement and Plan of Merger for the purpose of setting forth certain representations, warranties, covenants and further agreements with respect to the Merger.

       In consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, covenants and agreements contained in it, each of the Corporations represent, warrant and agree as follows:

                            ARTICLE I

                            The Merger

       Subject to the termination provisions contained herein, as soon as practicable after the fulfillment of all conditions contained herein (other than such conditions as shall have been waived), the Certificate of Merger (the "Certificate of Merger") shall be filed with the Secretary of State of Delaware and the Merger shall become effective in accordance with the terms of the Plan of Merger. The time and date of such filing is sometimes hereinafter referred to as the "Effective Time of Merger", the "Closing" or the "Closing Date."


                          ARTICLE  II

             Representations and Warranties of POTN

       POTN hereby represents and warrants to Net Lnnx and Net Sub as follows:

        2.1 Validity of Actions. It is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the authority to carry on its business as currently conducted, and is qualified to do business in all jurisdictions in which such qualification is necessary. It has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement and each of the documents provided for in it to be delivered as part of this transaction, have been duly executed and have or will be delivered pursuant to all appropriate corporate authorization on its behalf and is, or will be, its legal, valid and binding obligation and is enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, merger, moratorium or similar laws affecting the enforcement or creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity. The execution and delivery of this Agreement, and each of the documents to be executed and delivered by it pursuant to its terms, and the consummation of the transactions contemplated by them will not violate any provision of its Certificate of Incorporation, and all amendments thereto, or Bylaws or, violate, conflict with or result in any breach of any of the terms, provisions of or conditions of, or constitute a default or cause acceleration of any indebtedness under, any indenture, agreement or instrument to which it is a party or by which it or its assets may be bound, or, upon filing the Plan of Merger with the appropriate governmental instrumentality, cause a breach of any applicable law or governmental regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality.

        2.2. Capitalization. The authorized capital stock of POTN consists of 1,000 shares of POTN Common Stock, par value $1000.00 per share, of which as of the date of this Agreement, there were 1,000 shares issued and outstanding and no shares were held in the treasury of POTN. All outstanding shares of POTN Common Stock have been validly issued by POTN and are fully paid and nonassessable. There are no subscriptions, options, warrants, calls, rights, contracts, commitments, understandings or arrangements relating to the issuance, sale or transfer by POTN of any shares of its capital stock, including any right of conversion or exchange under any outstanding security or other instrument.

        2.3 Start-Up Company. POTN is a start-up company. It has no liabilities individually in excess of $5,000 or in the aggregate of more than $50,000. POTN has not generated any revenue to date.

        2.4 Assets of POTN. POTN has good title to all of its assets. All of its assets are owned free and clear of any adverse claims, security interests, or other encumbrances or restrictions, and liens for current taxes not yet due and payable, landlords' liens as provided for in the relevant leases or by applicable law, or liens or similar security interests granted as part of personal property financing agreements made in the ordinary course of business and which in the aggregate are not material.

        2.5 Material Contracts. Except for an Exclusive Production and Sales Agreement among National Lithographers and Publishers, Inc. and PrintAmerica Management Company, Inc. and POTN dated as of February 17, 1999, a copy of which is attached as Exhibit "B" and made a part hereof by reference, there are no material contracts relating to POTN's operations.

        2.6 Maintenance and Employment Agreements. POTN has not entered into any written agreements between POTN and independent contractors, employees and agents who are employed or engaged in POTN or operation of POTN. There are no material oral agreements in effect for any such services. As of the date of this Agreement: (i) there are no written agreements between any of such contractors, employees or agents and POTN; and (ii) there is no party entitled to compensation or remuneration for any such services after the Effective Date.

        2.7 Employee Benefit Plans. POTN has not entered into any employee benefit plans (the "Employee Benefit Plans"). POTN does not maintain any profit sharing, pension or other employee benefit plan related to its operations. POTN has no unfunded obligations pursuant to any insurance, retirement, pension, profit sharing or deferred compensation plan or program relating to its operations.

        2.8 Labor. There are no existing labor disputes with POTN. None of POTN 's employees are covered by any union or collective bargaining agreement.

        2.9   Actions Pending.  As of the date of this Agreement:
    (i) there are no actions, suits, proceedings, investigations or claims pending or threatened against POTN; (ii) POTN, is not the subject of any pending or threatened investigation relating to any aspect of POTN's operations, by any Federal, state or local governmental agency or authority; (iii) POTN, is not and has not been the subject of any formal or informal complaint, investigation or inspection under the Equal Employment Opportunity Act or the Occupational Safety and Health Act (or their state or local counterparts) or by any other Federal, state or local authority.

        2.10 No Guaranties. None of POTN's obligations or liabilities are guaranteed by any other person, firm or corporation, nor has POTN guaranteed the obligations or liabilities of any other person, firm or corporation.

        2.11 Records. The books of account of POTN are complete and correct in all material respects, and there have been no transactions which properly should have been set forth therein which have not been accurately so set forth.


                        ARTICLE III

           Representations and Warranties of Net Lnnx

       Net Lnnx hereby represents and warrants to POTN as follows:

        3.1 Validity of Actions. It is duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and has the authority to carry on its business as currently conducted, and is qualified to do business in all jurisdictions in which such qualification is necessary. It has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement and each of the documents provided for in it to be delivered as part of this transaction, have been duly executed and have or will be delivered pursuant to all appropriate corporate authorization on its behalf and is, or will be, its legal, valid and binding obligation and is enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, merger, moratorium or similar laws affecting the enforcement or creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity. The execution and delivery of this Agreement, and each of the documents to be executed and delivered by it pursuant to its terms, and the consummation of the transactions contemplated by them will not violate any provision of its Articles of Incorporation, and all amendments thereto, or Bylaws or, violate, conflict with or result in any breach of any of the terms, provisions of or conditions of, or constitute a default or cause acceleration of any indebtedness under, any indenture, agreement or instrument to which it is a party or by which it or its assets may be bound, or, upon filing the Plan of Merger with the appropriate governmental instrumentality, cause a breach of any applicable law or governmental regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality.

        3.2   Capitalization.

       Net Lnnx. The authorized capital stock of Net Lnnx consists of: (i) 20,000,000 shares of Net Lnnx Common Stock, no par value per share, of which as of the date of this Agreement, there were 2,634,102 shares issued and outstanding and no shares were held in the treasury of Net Lnnx; and (ii) 5,000,000 shares of preferred stock, no par value per share ("Net Lnnx Preferred Stock"), of which as of the date of this Agreement, there were no shares issued and outstanding and no shares were held in the treasury of Net Lnnx. All outstanding shares of Net Lnnx Common Stock have been validly issued by Net Lnnx and are fully paid, nonassessable and free of preemptive rights. Except as otherwise disclosed in writing to POTN, there are no subscriptions, options, warrants, calls, rights, contracts, commitments, understandings or arrangements relating to the issuance, sale or transfer by Net Lnnx of any shares of its capital stock, including any right of conversion or exchange under any outstanding security or other instrument. Upon their issuance pursuant to this Agreement, all of the Net Lnnx Common Stock and Net Lnnx Preferred Stock will be duly issued, fully paid, and non-assessable, provided, however, that there is not a sufficient amount of authorized and unissued common stock necessary to convert the Preferred Stock of Net Lnnx issued pursuant to this Agreement into common stock without amending the Articles of Incorporation of Net Lnnx. The Amendment to the Articles of Incorporation will occur subsequent to the Closing and prior to July 1, 1999.

        3.3 Actions Pending. There are no actions, suits, proceedings, investigations or claims pending or threatened against it which, if determined adversely to it would (A) have a material adverse effect on its operations, or (B) prevent or delay the consummation of any of the transactions contemplated by this Agreement.

        3.4 SEC Filings. All registration statements, prospectuses, reports, proxy statements and other documents required to be filed by Net Lnnx with the Securities and Exchange Commission, other than any filings required by Section 14 of the Securities Exchange Act of 1934, have been so filed including, without limitation, form 10-K and 10-Q for each of the last three reporting years (the "Net Lnnx SEC Filings").
    The Net Lnnx SEC Filings did not at the time they were filed, and any other reports or proxy statements hereafter filed prior to the Closing Date will not at the time they are filed, contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                          ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF NET SUB

     Net Sub hereby represents and warrants to POTN as follows:

        4.1 Validity of Actions. It is duly organized, validly existing and in good standing under the laws of the State of Florida and has the authority to carry on its business as currently conducted, and is qualified to do business in all jurisdictions in which such qualification is necessary. It has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement and each of the documents provided for in it to be delivered as part of this transaction, have been duly executed and have or will be delivered pursuant to all appropriate corporate authorization on its behalf and is, or will be, its legal, valid and binding obligation and is enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, merger, moratorium or similar laws affecting the enforcement or creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity. The execution and delivery of this Agreement, and each of the documents to be executed and delivered by it pursuant to its terms, and the consummation of the transactions contemplated by them will not violate any provision of its Articles of Incorporation, and all amendments thereto, or Bylaws or, violate, conflict with or result in any breach of any of the terms, provisions of or conditions of, or constitute a default or cause acceleration of any indebtedness under, any indenture, agreement or instrument to which it is a party or by which it or its assets may be bound, or, upon filing the Plan of Merger with the appropriate governmental instrumentality, cause a breach of any applicable law or governmental regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality.

        4.2   Capitalization.

       Net Sub. The authorized capital stock of Net Sub consists of 100 shares of Common Stock, no par value per share, of which as of the date of this Agreement, there were 100 shares issued and outstanding and no shares were held in the treasury of Net Sub. Since December 23, 1997 there have been no changes in the authorized, issued, outstanding or treasury shares of Net Sub Common Stock. All outstanding shares of Net Sub Common Stock have been validly issued by Net Sub and are fully paid, nonassessable and free of preemptive rights. There are no subscriptions, options, warrants, calls, rights, contracts, commitments, understandings or arrangements relating to the issuance, sale or transfer by Net Sub of any shares of its capital stock, including any right of conversion or exchange under any outstanding security or other instrument.

        4.3 Actions Pending. There are no actions, suits, proceedings, investigations or claims pending or threatened against it which, if determined adversely to it would (A) have a material adverse effect on its operations, or (B) prevent or delay the consummation of any of the transactions contemplated by this Agreement.


                           ARTICLE V

                    Covenants of the Parties

        5.1 Conduct of Each of the Parties Prior to the Closing. Pending consummation of the Plan of Merger or prior to termination of this Agreement, each of the Parties to this Agreement agrees, without prior written consent of the other parties to this Agreement, given in a letter which specifically refers to this Section of the Agreement:

              a) not to (i) perform any act or omit to take any act that would make any of the representations made above, inaccurate in any material respect or materially misleading as of the Effective Date, or (ii) make any payment or distribution except for the payment of liabilities incurred in the ordinary course of business.

              b) to conduct its business in the ordinary and regular course, and keep its books of account, records and files in substantially the same manner as at present.

        5.2 Notice. Pending the consummation of the transactions contemplated in this Agreement or prior to termination of this Agreement, each party agrees that it will promptly advise the others of the occurrence of any condition or event which would make any of its representations contained in this Agreement inaccurate, incorrect, or materially misleading.

        5.3 Access. Prior to the Closing, Each party shall afford to the other parties to this Agreement (and their respective officers, attorneys, accountants and other authorized representatives), upon reasonable notice, free and full access during usual business hours to its relevant offices, personnel, books and records and other data, financial or otherwise, so that each such party may have full opportunity to make such investigation as it shall desire of the assets and the business and operations of the other parties, provided that such investigation shall not unreasonably interfere with such parties operations. The scope of the investigation will include, but not be limited to, verification of the accounts, books and records of each party. Duly authorized representatives shall also be entitled to discuss with officers of each party, its counsel, employees and independent public accountants, all of its books, records and other corporate documents, contracts, pricing and service policies, commitments and future prospects. Representatives of each party will furnish to the other parties to this Agreement and such other persons, copies of all materials relating to the business affairs, operations, assets and liabilities of each party which may be reasonably requested from time to time and will cause representatives and employees of each party to assist in such investigation. All information obtained in connection with the transactions contemplated by this Agreement or in the course of their investigations, whether obtained before or after the date of this Agreement (the "Evaluation Material") shall be used only in connection with this Agreement and the subsequent operation of the combined entity and the other parties to this Agreement shall assure that all Evaluation Material will be otherwise kept strictly confidential by each of them and their respective representatives.

        5.4 Additional Documents. At the request of any party, each party will execute and deliver any additional documents and perform in good faith such acts as reasonably may be required in order to consummate the transactions contemplated by this Agreement and to perfect the conveyance and transfer of any property or rights to be conveyed or transferred or perfect the assumption of any liabilities assumed under the terms of this Agreement.

        5.5 Filing of Returns; Additional Information. Each party will file on a timely basis all tax returns, notices of sale and other documentation required by law in connection with the transactions provided for in this Agreement or otherwise required by law, regulation or pursuant to the terms of any agreement to which it is a party. Each party will supplement any previous filing made by it in accordance with legitimate requests made by applicable agencies or parties to the extent required by the relevant law, regulation or agreement.

        5.6 Compliance with Conditions to Closing. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, each of the parties to this Agreement will execute such documents and take such other actions as reasonably may be appropriate to fulfill the conditions to the Closing Date provided for in Article V of this Agreement.

        5.7 Further Assurances. Consistent with the terms and conditions hereof, each party hereto will execute and deliver such instruments and take such other action as the other parties hereto may reasonably require in order to carry out this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby.

        5.8 Securities Exchange At of 1934; Compliance with Pennsylvania Law. Net Lnnx shall as soon as practicable distribute to its shareholders all appropriate notifications in accordance with Pennsylvania law and in compliance with the Securities Exchange Act of 1934 which shall be at the sole cost and expense of POTN.

        5.9 Filing of Merger Documents. Subject to the terms and conditions of this Agreement, as soon as practicable following the approval of the Plan of Merger by the shareholders of each of POTN and Net Sub and the approval of the issuance of the shares of Net Lnnx Common Stock pursuant to this Agreement and the Plan of Merger by the Board of Directors of Net Lnnx, POTN shall cause the Certificate of Merger to be filed with the Secretary of State of Delaware and Net Sub shall cause Articles of Merger to be filed with the Florida Department of State.

                        ARTICLE VI

          Conditions to the obligations of the parties

       The obligation of each of Net Lnnx and Net Sub, on the one hand, and POTN on the other hand, to consummate the transactions contemplated by this Agreement shall be subject to compliance with or satisfaction of the following conditions by the other, to the extent applicable:

        6.1 Bring Down. The representations and warranties set forth in this Agreement shall be true and correct in all material respects on and at the Closing as if then made by the relevant party (except for those representations and warranties made as of a given date, which shall continue to be true and correct as of such given date).

        6.2 Compliance. Each party shall have complied with all of the covenants and agreements in this Agreement on its or their part, respectively, to be complied with as of or prior to the Closing Date.

        6.3 No Material Adverse Changes. Since the date of this Agreement, there shall not have occurred any material adverse change in the condition or operations (financial or otherwise) of POTN, on the one hand, or of Net Lnnx and Net Sub, on the other. Cancellation of the Exclusive Production and Sales Agreement shall constitute a material adverse change for purposes of this Section.

        6.4   Net Sub's Certificates.  There shall be delivered to
    POTN:

              a) a certificate executed by the President and Secretary of Net Sub, dated the Effective Date, certifying that the conditions to be fulfilled by each of them set forth in this
    Article VI have been fulfilled;

              b) a certificate of incumbency for Net Sub executed by its President and by the Secretary of such entity, listing the officers of such entity authorized to execute (to the extent applicable) the Agreement and the other documents, certificates, schedules and instruments to be delivered on behalf of such entity, and their respective offices, and containing the genuine signature of each such person set forth opposite his name; and

              c) good standing certificate and certified charter document of Net Sub of recent date, from the Secretary of State of Florida.

    The certificates described in subsections (a), (b), and (c) above are hereafter referred to collectively as "Disappearing
    Corporation's Certificates."

        6.5   Net Lnnx's Certificates.  There shall be delivered to
    POTN:

              a) a certificate executed by the President and Secretary of Net Lnnx, dated the Effective Date, certifying that the conditions to be fulfilled by each of them set forth in this
    Article VI have been fulfilled;

              b) a certificate of incumbency for Net Lnnx executed by its President and by the Secretary of such entity, listing the officers of such entity authorized to execute (to the extent applicable) the Agreement and the other documents, certificates, schedules and instruments to be delivered on behalf of such entity, and their respective offices, and containing the genuine signature of each such person set forth opposite his name; and

              c) good standing certificate and certified charter document of Net Lnnx of recent date, from the Secretary of State of Pennsylvania.

    The certificates described in subsections (a), (b), and (c) above are hereafter referred to collectively as "Net Lnnx's
    Certificates."

        6.6   POTN's Certificates.  There shall be delivered to Net
    Lnnx and Net Sub:

              a) a certificate executed by the President and Secretary of POTN, dated the Closing Date, certifying that the conditions to be fulfilled by it as set forth in this Article VI have been fulfilled;

              b) a certificate of incumbency for POTN executed by its President and by the Secretary of POTN, listing the officers of such entity authorized to execute (to the extent applicable) the Agreement and the other documents, certificates, schedules and instruments to be delivered on behalf of such entity, and their respective offices, and containing the genuine signature of each such person set forth opposite his name; and

              c) good standing certificate and certified charter document of POTN of recent date, from the Secretary of State of Delaware.

    The certificates described in subsections (a), (b), and (c) above, are hereafter referred to collectively as "POTN's
    Certificates."

              d) an investment letter executed and delivered by each of the Shareholders describing the Shareholders' respective investment intent.

        6.7 No Suits. No action or proceeding shall have been instituted in any court or before any Federal, state or local governmental agency against any party seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or which could have a material adverse effect on any of the parties, which shall not have been dismissed or withdrawn prior to the Effective Time of the Merger.

        6.8 Documents. All documents required to be delivered to each of the parties to this Agreement, at or prior to Closing shall have been so delivered.

        6.9 Authority. There shall be in full force and effect on the resolutions of the Boards of Directors of each of the parties to this Agreement approving this Agreement the other documents executed and delivered by each of them in connection with this Agreement and the transactions contemplated in it. At or prior to the Closing, each party will deliver to the other a copy of the resolutions of its Board of Directors approving the execution and delivery of this Agreement and the other documents to be delivered pursuant to this Agreement and the consummation of all of the transactions contemplated hereby, duly certified by an appropriate officer.

        6.10 Bankruptcy, Dissolution, etc. No petition or other commencement of proceedings in bankruptcy or proceedings for dissolution, termination, liquidation or an arrangement, merger or readjustment of any party's debts under any state or Federal law enacted for the relief of debtors or otherwise, whether instituted by or against a party, has been effected or commenced by or against any party.

     6.11   Preferred Stock Designation.  The Directors of
    Net Lnnx shall have designated a series of Preferred Stock of Net Lnnx with voting rights on a one-for-one basis with the Common Stock which is identical to the outstanding shares of common stock and each of which is convertible into 6.707 shares of common stock of Net Lnnx subsequent to the Effective Date, provided only that an Amendment to Net Lnnx's Articles of Incorporation which creates a sufficient amount of common stock to allow for such conversion is filed with the Secretary of State of Pennsylvania.

                         ARTICLE VII

                            Closing

        7.1 Time and Place; Effective Date. The closing of the transactions provided for in this Agreement shall take place as soon as practicable after the date all notices have been sent by Net Lnnx to its shareholders or as required by law in order to effectuate the change in control contemplated by the Plan but no later than 20 days from the date hereof, or such other date as the parties may agree upon.

        7.2 Deliveries at Closing. At the Closing, Net Lnnx and Net Sub shall deliver to POTN and POTN shall deliver to Net Lnnx and Net Sub the certificates and other documents and instruments provided to be delivered under the provisions hereof, and POTN shall cause the Certificate of Merger to be filed in accordance with the provisions of the Delaware Corporation Act and Florida Business Corporation Act (or such other jurisdiction as may be applicable) and shall take any other lawful actions and do any other lawful things necessary to effect the Merger and to enable the Merger to become effective.

                           ARTICLE VIII

            Termination and Rights and Remedies on Default

        8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned prior to the Closing:
    (i) by the mutual consent of the parties to this Agreement; (ii) by Net Lnnx and Net Sub, if any condition to their obligations to close set forth in Article VI hereof becomes impossible to perform or has not been satisfied in full (in each case other than as a result of a breach of such party's obligations under this Agreement) or previously waived by the other parties to this Agreement in writing at or prior to the Termination Date;
    (iii) by POTN if any condition to its obligations to close set forth in Article VIII hereof becomes impossible to perform or has not been satisfied in full (in each case other than as a result of a breach of such party's obligations under this Agreement) or previously waived by the other parties to this Agreement in writing at or prior to the Termination Date; or
    (iv) by any party (other than a party that is in breach of its obligations under this Agreement) if the Closing shall not have occurred on or before the Termination Date. The Termination Date shall be March 31, 1999. If this Agreement is terminated pursuant to clause (i) of this Article VIII all obligations of the parties hereunder shall terminate without any further liability or obligation of either party to the other except as limited by the preceding sentence, the exercise by any party of the right to terminate this Agreement shall not terminate or limit any remedy that such party may have pursuant to applicable law, including any rights with respect to damages or specific performance.

        8.2 Nature of Remedies Cumulative. Except as otherwise provided in this Agreement, all rights and remedies granted in this Agreement or available under applicable law shall be deemed concurrent and cumulative and not alternative or exclusive remedies, to the full extent permitted by law and this Agreement, and any party may proceed with any number of remedies at the same time or in any order. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and any party, upon the occurrence of an event of default by another party under this Agreement, may proceed at any time, under any agreement, in any order and with any available remedy.

                          ARTICLE IX

                          Finders Fees

       Each of the parties represents and warrants to the other that such party has not employed any finder or broker in connection with transactions contemplated by this Agreement. Each party agrees to indemnify and hold harmless the others from and against any claim, damages, liabilities, and expenses (including without limitation, attorneys' fees and disbursements) arising from any claim or demand asserted by any person or entity on the basis of its employment as a finder or broker by the respective party.


                           ARTICLE X
                            Notices

       All notices or other communications required or permitted under the terms of this Agreement shall be made in writing and shall be deemed given upon (i) hand delivery or (ii) three days after deposit of same in the Certified Mail, Return Receipt Requested, first class postage and registration fees prepaid and correctly addressed to the parties at the following addresses:

           If to Net Lnnx or Net Sub:   324 Datura Street,
                                        Suite 200
                                        West Palm Beach, FL 33401
                                        Attn:  Ronald W. Hayes, Jr.

           If to POTN:                  7700 NW 37th Avenue
                                        Miami, FL 33147
                                        Attn:  Benjamin Rogatinsky

    or to such other address as any of the parties hereto may designate by notice to the others.

                          ARTICLE  XI

                         Miscellaneous

        11.1   Miscellaneous Provisions

               a) Successors. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned prior to Closing without the prior written consent of the other parties hereto.

               b) Expenses. Except as otherwise provided in this Agreement, each of the parties to this Agreement shall be responsible for any and all of the respective fees, costs and expenses incurred by each, in connection with the negotiation, preparation or performance of this Agreement.

                c) Entire Agreement. This Agreement incorporates by this reference the Plan of Merger, all Exhibits hereto and all documents executed and/or delivered at Closing. This Agreement and the documents so incorporated into it contain the parties' entire understanding and agreement with respect to the subject matter hereof; and any and all conflicting or inconsistent discussions, agreements, promises, representations and statements, if any, between the parties or their representatives that are not incorporated in this Agreement shall be null and void.

                d) Amendments Only in Writing. No amendment, modification, waiver or discharge of this Agreement or any provision of this Agreement shall be effective against any party, unless such party shall have consented thereto in writing.

                e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute a single agreement.

                f) Cooperation. Each of the parties to this Agreement, when requested by another party, shall give all reasonable and necessary cooperation with respect to any reasonable matters relating to the transactions contemplated by this Agreement.

                g) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, exclusive of its choice of law provisions. The venue for any such actions or proceedings arising out of this Agreement shall be in Palm Beach County, Florida.

                h) Headings. The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

                i) Gender; Number. All references to gender or number in this Agreement shall be deemed interchangeably to have a masculine, feminine, neuter, singular or plural meaning, as the sense of the context requires.

                j) Severability. The provisions of this Agreement shall be severable, and any invalidity, unenforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement, and each term and provision of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

                k) Survival. Except as otherwise expressly provided in this Agreement, the liabilities and obligations of each party with respect to any and all of its representations, warranties, covenants and agreements set forth in this Agreement and/or in any document incorporated into it shall not be merged into, affected or impaired by the Closing under this Agreement. All of the representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing for the period thereafter until two (2) years from the date first above written.

                 l) No Third Party Beneficiaries. This Agreement has been entered into solely for the benefit of the parties that have executed it, and not to confer any benefit or enforceable right upon any other party or entity. Accordingly, no party or entity that has not executed this Agreement shall have any right to enforce any of the provisions of it.


                            ARTICLE XII

                  Securities Law/Corporate Matters

        12.1 Disposition of Shares. After the Closing Date, each Shareholder agrees that he will not sell, transfer or otherwise dispose of any Net Lnnx Common Stock or Preferred Stock except pursuant to (i) an exemption from the registration requirements under the Securities Act of 1933, as amended, (the "Securities Act") which does not require the filing by Net Lnnx with the SEC of any registration statement, offering circular or other document, in which case, each such Shareholder shall first supply to Net Lnnx an opinion of counsel (which counsel and opinions shall be satisfactory to Net Lnnx) that such exemption is available, or (ii) an effective registration statement filed by Net Lnnx with the SEC under the Securities Act.

        12.2   Legends.  The certificates representing the Net
    Lnnx Common Stock and Preferred Stock shall bear the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE
                  HAVE NOT BEEN REGISTERED UNDER THE
                  SECURITIES ACT OF 1933, AS AMENDED (THE
                  "ACT"), IN RELIANCE UPON THE EXEMPTION
                  PROVIDED BY SECTION 4(2) OF THE ACT AND
                  MAY BE SOLD, TRANSFERRED, OR OTHERWISE
                  DISPOSED OF BY A SHAREHOLDER ONLY IN
                  COMPLIANCE WITH BOTH FEDERAL AND STATE
                  SECURITIES LAWS.  THE COMPANY IS UNDER NO
                  OBLIGATION TO SHAREHOLDERS TO REGISTER
                  THESE SHARES UNDER THE ACT OR TO CAUSE AN
                  EXEMPTION TO BE AVAILABLE TO SHAREHOLDERS.

    Net Lnnx may, unless a registration statement is in effect covering the Net Lnnx Common Stock or Preferred Stock, place stop transfer orders with its transfer agent with respect to such certificate in accordance with federal securities laws.

        12.3   Reverse Stock Split of Shares.  Each
    Shareholder agrees, in their capacity as a shareholder of Net Lnnx Common Stock and Preferred Stock, and/or as a future officer and/or director of Net Lnnx, if such person is appointed or elected to such position(s) , that he will not cause by his actions, either directly or indirectly, any reverse stock split to occur of the Net Lnnx Common Stock, for a period of at lease One (1) year after the Closing Date.

           IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by an officer duly authorized to do so, all as of the day and year first above written.

                                          PrintOnTheNet.Com, Inc.


                                          By:

                                              Authorized Signatory


                                          NET LNNX, INC.


                                          By:
                                               Authorized Signatory


                                          NET SUB, INC.


                                          By:

                                               Authorized Signatory


        The undersigned join in the execution and delivery of this Agreement to the extent of their respective undertakings expressly stated in Sections 6.6(d) and 12.



                                          /s/ Benjamin Rogatinsky

                                          Benjamin Rogatinsky


                                          /s/ Samuel Rogatinsky

                                          Samuel Rogatinsky

                           EXHIBIT "A"

                         Plan of Merger

                         PLAN OF MERGER

         Plan of Merger (the "Plan"), dated as of March ___, 1999, between PrintOnTheNet.Com, Inc., a Delaware corporation
    ("POTN"), and Net Sub, Inc., a Florida corporation ("Net Sub") (POTN and Net Sub are sometimes referred to herein as the "Constituent Corporations").

         PrintOnTheNet.Com, Inc., is a corporation duly organized and validly existing under the laws of the State of Delaware with authorized capital stock consisting of 1,000 shares of common stock, par value $1,000.00 per share ("POTN Common Stock"), of which as of the date of this Plan of Merger there were 1,000 shares issued and outstanding and no shares were held in the treasury of POTN.

         Net Sub is a corporation duly organized and validly existing under the laws of the State of Florida with authorized capital stock consisting of 100 shares of common stock, no par value per share (the "Net Sub Common Stock"), all of which shares are issued and outstanding and owned by Net Lnnx, Inc., a Pennsylvania corporation ("Net Lnnx").

         The respective Boards of Directors of POTN and Net Sub, and Net Sub's sole shareholder, Net Lnnx, deem it advisable that Net Sub be merged with and into POTN (the "Merger") as provided herein and in the Agreement and Plan of Merger dated as of February 18, 1999 (the "Agreement and Plan"), which sets forth certain representations, warranties and agreements in connection with the Merger and related transactions.

         POTN and Net Sub, in order to effectuate the foregoing, have adopted a plan of merger in accordance with the provisions of Section 368(a) of the Internal Revenue Code, as amended.

         In consideration of the mutual benefits to be derived from this Plan, the Agreement and Plan and the mutual agreements hereinafter contained, POTN and Net Sub on the terms and conditions contained herein, and in connection herewith, agree as follows:

                         ARTICLE  I

                     Surviving Corporation

       In accordance with the applicable provisions of the business corporation laws of the State of Florida and the State of Delaware ("Corporation Laws"), Net Sub shall be merged with and into POTN. POTN shall be and is herein sometimes referred to as the "Surviving Corporation".

                          ARTICLE  II

                  Effectiveness Of The Merger

        Section 2.1 Effective Time of the Merger. Subject to the provisions of this Plan and the Agreement and Plan, as soon as practicable on or after the Closing Date (as defined in Article I of the Agreement and Plan), a certificate/articles of merger (the "Certificate/Articles of Merger"), together with this Plan, shall be executed by POTN and Net Sub and delivered to the Department of State of the State of Florida and to the Secretary of State of the State of Delaware for filing as provided in the Corporation Laws. The Merger shall become effective upon completion of the filing of Certificate/Articles of Merger with the Department of State of the State of Florida and with the Secretary of State of the State of Delaware (the "Effective Time of the Merger").

        Section 2.2 Effects of the Merger. At the Effective Time of the Merger: (i) the separate existence of Net Sub shall cease and Net Sub shall be merged with and into POTN; and (ii) the Merger shall, from and after the Effective Time of the Merger, have all the effects provided by applicable Delaware law.

        Section 2.3 Additional Actions. If, at any time after the Effective Time of the Merger, the Surviving Corporation shall consider or be advised that any further assignments or assurances or any other acts are necessary or desirable: (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of Net Sub acquired or to be acquired by reason of, or as a result of, the Merger; or (b) otherwise to carryout the purposes of this Plan, Net Sub and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carryout the purposes of this Plan; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Net Sub or otherwise to take any and all such action.

                         ARTICLE III

                Effect Of Merger On Capital Stock
                Of The Constituent Corporations

        Section 3.1   Conversion of Stock of POTN and Net Sub.
     At the Effective Time of the Merger:

       (a) Each share of POTN Common Stock then issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into 16,500 shares of Net Lnnx common stock, no par value ("Net Lnnx Common Stock") and 1,000 shares of Net Lnnx preferred stock, no par value ("Net Lnnx Preferred Stock"), each one of which is convertible into 7.207 shares of Common Stock of Net Lnnx, subject to certain conditions; and

       (b) Each share of Net Sub Common Stock then issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted in to one fully paid and nonassessable share of common stock, par value $1,000 per share, of the Surviving Corporation.

       Section 3.2 Exchange of Certificates. After the Effective Time of the Merger, each holder of a certificate or certificates theretofore evidencing outstanding shares of POTN Common Stock, upon surrender of the same to Greenberg Traurig, P.A. ("Greenberg") as agent for POTN or such other agent or agents as shall be appointed by Net Lnnx shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Net Lnnx Common Stock and Net Lnnx Preferred Stock for which the shares of POTN Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as provided in this Article III. As soon as practicable after the Effective Time of the Merger, Greenberg or such other agent(s), as the case may be, shall mail to each holder of record of an outstanding certificate which immediately prior to the Effective Time of the Merger evidences shares of POTN Common Stock (a "Certificate"), and which is to be exchanged for the Net Lnnx Common Stock and Net Lnnx Preferred Stock as provided in Section 3.1 hereof, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to Greenberg), advising such shareholder of the terms of the exchange effected by the Merger and the procedure for surrendering to

    Greenberg or such other agent(s), as the case may be, such Certificate in exchange for certificates evidencing the Net Lnnx Common Stock and Net Lnnx Preferred Stock. Until so surrendered, each outstanding Certificate will be deemed for all corporate purposes of Net Lnnx to evidence ownership of the number of full shares of Net Lnnx Common Stock and Net Lnnx Preferred Stock and the right to receive the cash value of any fraction of a share into which the shares of PTON Common Stock represented thereby were converted; provided, however, until such outstanding Certificates are surrendered, no dividend payable to holders of record of Net Lnnx Common Stock and Net Lnnx Preferred Stock as of any record date subsequent to the Effective Time of the Merger or cash payable in lieu of fractional shares pursuant to Section 3.3 hereof shall be paid to the holder of such outstanding Certificates in respect thereof. After the Effective Time of the Merger, there shall be no further registration of transfers on the records or stock transfer books of POTN of shares of POTN Common Stock and, if a Certificate representing such shares is presented, it shall be canceled and exchanged for certificates representing shares of Net Lnnx Common Stock and Net Lnnx Preferred Stock as herein provided. Subject to the provisions of this Section 3.2 and to applicable law, upon surrender of Certificates there shall be paid to the record holder of the certificates of Net Lnnx Common Stock and Net Lnnx Preferred Stock issued in exchange therefor: (i) at the time of such surrender, the amount of any dividends or distributions theretofore paid with respect to such full shares of Net Lnnx Common Stock and Net Lnnx Preferred Stock as of any record date subsequent to the Effective Time of the Merger and the amount of any cash payable to such holder in lieu of fractional shares pursuant to Section 3.3 hereof to the extent the same has not yet been paid to a public official pursuant to abandoned property laws; and (ii) at the appropriate payment date or as soon as practicable thereafter, the amount of dividends or distributions with a record date after the Effective Time of the Merger but prior to surrender and a payment date subsequent to surrender payable with respect to such full shares of Net Lnnx Common Stock and Net Lnnx Preferred Stock. All such dividends or distributions, and all cash to be paid pursuant to Section 3.3 hereof in lieu of fractional shares, if held by Greenberg, or such other agent(s), as the case may be, for payment or delivery to the holders of unsurrendered Certificates and unclaimed at the end of one year from the Effective Time of the Merger, shall at such time be paid or redelivered by Greenberg or such other agent(s), as the case may be, to Net Lnnx acting solely in its corporate capacity, and after such time any holder of a Certificate who has not surrendered such Certificate to Greenberg or such other agent(s), as the case may be, shall, subject to applicable law, look as a general creditor only to Net Lnnx for payment or delivery of such dividends or distributions or cash, as the case may be. No interest shall be payable with respect to the payment of such dividends, distributions or cash in lieu of fractional shares on surrender of outstanding Certificates. All shares of Net Lnnx Common Stock and Net Lnnx Preferred Stock and rights to receive cash, if any, into and for which shares of POTN Common Stock shall have been converted and exchanged pursuant to this
    Section 3.2 shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted and exchanged shares of POTN Common Stock.

       Section 3.3 No Fractional Shares. No certificates or scrip for fractional shares of Net Lnnx Common Stock and Net Lnnx Preferred Stock will be issued, no Net Lnnx stock split or dividend shall relate to any fractional share interest, and no such fractional share interest shall entitle the owner thereof to vote or to any rights of or as a shareholder of Net Lnnx. All fractional shares shall be rounded up to the nearest whole number.

       Section 3.4 Certificates in Other Names. If any certificate evidencing shares of Net Lnnx Common Stock and Net Lnnx Preferred Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to Greenberg or such other agent(s), as the case may be, or Net Lnnx acting solely in its corporate capacity, as the case may be, any transfer or other taxes required by reason of the issuance of a certificate for shares of Net Lnnx Common Stock and Net Lnnx Preferred Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise required or establish to the satisfaction of Greenberg or such other agent(s), as the case may be, or Net Lnnx acting solely in its corporate capacity, as the case may be, that such tax has been paid or is not payable.

                        ARTICLE IV

     Certificate of Incorporation of Surviving Corporation

       The Certificate of Incorporation of the Surviving
    Corporation shall continue to be its Certificate of Incorporation from and after the Effective Time of the Merger until changed in accordance with applicable law.

                          ARTICLE V

                         Miscellaneous

         Section 5.1 Termination. This Plan shall terminate in the event of and upon the termination of the Agreement and Plan.

        Section 5.2 Headings. The descriptive headings of the several Articles and Sections of this Plan are inserted for convenience only and do not constitute a part of this Plan.

        Section 5.3   Notices.  Any notices or other
    communications required or permitted hereunder shall be sufficiently given if sent by certified or registered mail, postage prepaid, addressed as follows:

          (a)   If to POTN:         7700 NW 37th Avenue
                                    Miami, FL 33147
                                    Attention:  Benjamin Rogatinsky

          (b)   If to Net Sub:      324 Datura Street, Suite 200
                                    West Palm Beach, FL 33401
                                    Attention: Ronald W. Hayes, Jr.

    or such other addresses as shall be furnished in writing by either party, and any such notice of communication shall be deemed to have been given as of the date so mailed.

        Section. 5.4   Assignment.  This Plan and all of the
    provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Plan nor any of the rights, interest, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Net Sub may assign all of its rights, interests and obligations hereunder to another wholly-owned subsidiary of Net Lnnx, provided that such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein.

        Section 5.5 Complete Agreement. This Plan, and the Agreement and Plan, including the schedules, exhibits or other writings referred to therein or delivered pursuant thereto, contain the entire understanding of the parties hereto with respect to the Merger and the related transactions and supersede all prior arrangements or understandings with respect thereto and all letters and other agreements relating to the protection of Confidential Information (as defined in the Agreement and Plan) of POTN and Net Lnnx. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties hereto other than those expressly set forth herein or in the Agreement and Plan.

        Section 5.6 Modifications, Amendments and Waivers. At any time prior to the Effective Time of the Merger (notwithstanding any shareholder approval), if authorized by their respective Boards of Directors and to the extent permitted by law: (i) the parties hereto may, by written agreement, modify, amend or supplement any term or provision of this Plan and (ii) any term or provision of this Plan may be waived by the party which is, or whose shareholders are, entitled to the benefits thereof. Any written instrument or agreement referred to in this section shall be validly and sufficiently authorized for the purposes of this Plan if signed on behalf of POTN and Net Sub by a person authorized to sign this Plan.

        Section 5.7 Counterparts. This Plan may be executed by facsimile in two or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

        Section 5.8   Governing Law.  This Plan shall be
    governed by the laws of the State of Delaware (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect and performance.

       In Witness Whereof, POTN and Net Sub have caused this Plan of Merger to be executed by their duly authorized officers, respectively.

                               PrintOnTheNet.Com, Inc.
    Attest:

                               By: /s/ Benjamin Rogatinsky
             Secretary            Benjamin Rogatinsky,
                                  Chairman/CEO

                                NET SUB, INC.
     Attest:

                                By: /s/ Ronald W. Hayes, Jr.
        Secretary                  Ronald W. Hayes, Jr.,
                                   President

                          EXHIBIT "B"

            Exclusive Production and Sales Agreement

            EXCLUSIVE PRODUCTION AND SALES AGREEMENT


         THIS AGREEMENT entered into this 17th day of February, 1999, by and between National Lithographers and Publishers, Inc. and PrintAmerica Management Company, Inc., both with their principal office at 7700 N.W. 37th Avenue, Miami, FL 33147, (collectively, "Seller") and PrintOnTheNet.Com, Inc. ("Buyer")

    WHEREAS, the parties to this Agreement desire to enter into an exclusive sales agreement whereby the Seller will sell to the Buyer any and all printed goods and items ("Product") for the Buyer to resell over the World Wide Web and/or Internet ("Internet").

        NOW THEREFORE, SELLER AND THE BUYER COVENANT AND
    AGREE AS FOLLOWS:

         1. REPRESENTATIONS:The above representations are incorporated and material parts of this Agreement, upon which the parties expressly rely.

         2. EXCLUSIVE RELATIONSHIP:The Buyer shall have the exclusive right to purchase from Seller Product for resale over the Internet.

        3. COST: Seller shall sell the Product at no more than the best price than the same or substantially similar product can be obtained from other sources.

        4. INDEPENDENT CONTRACTOR: The Buyer is and shall at all times remain an independent contractor, and is in no way the legal representative, employee or agent of the Seller. The Buyer has no authority to assume or create any obligations on behalf of the Seller, but shall refer purchasers and prospective purchasers to the literature of the Seller, and agrees to hold the Seller harmless against any damages, including attorney's fees, for improperly acting without authority on behalf of the Seller, or for any misrepresentation of the Seller or its products.

        5. ASSIGNMENT: This agreement is not assignable by the Buyer.

        6. DURATION: This agreement is for an initial term of two (2) years from the date of execution, and will continue from year to year thereafter, unless terminated in accordance with this Agreement.

        7. COMPLETE AGREEMENT: This Agreement contains the entire understanding and supersedes and cancels any previous agreements or understandings between the parties whether oral or written, and expresses their final understanding. This agreement may not be amended, changed or waived in any way except by a written instrument signed by both parties. If at any time, the Seller or the Buyer fail to enforce or exercise any provision, right or option under this Agreement, it shall not be construed as a future waiver of such provision, right, or option.

        8. EFFECTIVE AGREEMENT: This Agreement becomes binding upon the parties only when executed by the Buyer and Seller, and shall be considered in effect from the date of such signing. The validity, performance and all matters relating to the interpretation and effect of this agreement and any amendment hereto, shall be governed by the law of the State of Florida.

        9.   RESTRICTIVE COVENANTS: In consideration of this
    Agreement, the Seller shall be bound by the following covenants, each of which shall be construed to be severable.

             a) NON-COMPETITION COVENANT. The Seller shall not, directly or indirectly, on its own behalf or on behalf of any person, firm or corporation, in any capacity whatsoever, engage in the ownership of, employment by, association with any entity or person manufacturing, distributing and/or selling a product competing with Buyer by selling in any manner Product over the Internet during the term of this Agreement and for a period of three years from the date of expiration and/or termination of this Agreement.

             b) NON-SOLICITATION COVENANT. During the period of this Agreement and for a period of three years from the date of expiration and/or termination, the Seller and the shall not, directly or indirectly, on its own behalf or on behalf of any person, firm or corporation, in any capacity whatsoever, canvas or solicit business in the nature of or similar to the business conducted by the Buyer, from any customer of the Buyer whose identity was disclosed to the Seller by the Buyer during the term of this Agreement. For this purpose, a customer is any person, corporation or other entity with whom the Buyer has solicited, and/or actually engaged in, business prior to and during the term of this Agreement.

              c) NON-DISCLOSURE COVENANT. The Seller shall not at any time, directly or indirectly, use, disseminate, disclose or publish as required by law, any confidential information of the Buyer. For purpose of the foregoing, "confidential information" means information disclosed to the Seller or known by the Seller as a consequence of or through this Agreement, not generally known in the industry in which the Seller is or may become engaged, about the Buyer's products and services, including information relating to research, development, inventions, manufacture, distribution, purchasing, accounting, engineering, marketing, merchandising and selling and also including specialized knowledge about the needs of customers.

              d) VIOLATION OF RESTRICTIVE COVENANTS. The Seller acknowledges that his actual or threatened violation of any of the covenants contained herein leaves the Buyer without an adequate remedy at law. Such actual or threatened violation shall subject the Seller to an emergency injunction. Without the need to file and/or post a bond, as well as other potential legal action, including damages, so as to prevent such violations from continuing to occur and to otherwise remedy the injuries suffered by the Buyer.

              e) This provision (paragraph 9 (a) through (d)) shall survive termination and/or expiration of the Agreement.

        10. NOTICES: Any notice to be given hereunder shall be in writing in the English language, and sent to the other party by registered mail, return receipt requested.

        11. ILLEGALITY: In the event any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

        12. JURISDICTION AND VENUE: Any dispute or claim arising in connection with this Agreement shall be litigated in Miami-Dade County, Florida, to which jurisdiction both parties hereto submit. This Agreement shall be construed under the laws of the State of Florida.

        13. ATTORNEYS FEES: The prevailing party in any lawsuit between the parties shall be entitled to its reasonable attorneys fees and costs incurred at the trial, appellate and post-judgment levels.

        14. TIME OF THE ESSENCE:It is expressly understood that time is of the essence in performance of all terms and conditions of this Agreement and any other agreements between the parties hereto.

        15. The language used in this agreement shall be deemed to be the language chosen by all of the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto.

        16. This Agreement may be amended or any provision hereof may be waived, provided that any such amendment or waiver shall be in writing executed by all of the parties hereto, and only such amendments or waivers as are thus made in writing shall be effective and binding upon any party hereto.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the 17th day of February, 1999.

     WITNESSETH:

                                   National Lithographers and Publishers, Inc.


      _________________________    By:/s/ Samuel Rogatinsky
                                   Its: Vice President

      _________________________

                                   PrintAmerica Management Company, Inc.


      ________________________     By:/s/ Samuel Rogatinsky
                                   Its: Vice President

      _________________________


                                   PrintOnTheNet.Com, Inc.


     ________________________      By:/s/ Benjamin Rogatinsky
                                   Its: Chief Executive Officer

     _________________________